UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2007

Rush Enterprises, Inc.

(Exact name of registrant as specified in its charter)

Texas	0-20797	74-1733016
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

555 IH-35 South, Suite 500
New Braunfels, Texas	78130
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (830) 626-5200

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01          Entry into a Material Definitive Agreement

On August 15, 2007, various wholly-owned subsidiaries of Rush Enterprises, Inc. (collectively, the “Debtors”) and General Electric Capital Corporation (the “Secured Party”) entered into an Amended and Restated Wholesale Security Agreement (the “Amended and Restated Agreement”), which is effective as of August 1, 2007, and amends and restates the Wholesale Security Agreement (the “WSA”), dated September 20, 2005, by and among the Debtors and the Secured Party.

The Amended and Restated Agreement incorporates all previous amendments and addenda to the WSA and, in addition, amends the WSA by:

(1)                                quantifying the payment due by Debtors to the Secured Party if the Amended and Restated Agreement is terminated due to various actions, including default, by the Debtors (a “Termination Event”) as follows: (a) $12 million if a Termination Event occurs prior to August 16, 2008; (b) $8 million if a Termination Event occurs between August 16, 2008, and August 15, 2009; (c) $4 million if a Termination Event occurs between August 16, 2009, and August 15, 2010; and (d) no such payment if a Termination Event occurs after August 15, 2010;

(2)                                making certain adjustments to the procedures for, and terms of, prepayments by the Debtors, including: (a) requiring that all prepayments by the Debtors be made to Rush Administrative Services, Inc., as agent for the Debtors; (b) limiting the total amount that Debtors, in the aggregate, may prepay to (i) 40% of the first $300 million in advances made and (ii) 50% of the advances made in excess of $300 million; and (c) adjusting the interest rate at which the Secured Party will credit the Debtors’ account for prepayments to a rate equal to the sum of the Libor Rate plus 80 basis points; and

(3)                                  adjusting the interest rate applicable to advances to the Debtors to a rate equal to (a) the Libor Rate plus 1.5% per annum, if the average aggregate month-end balance of advances to Debtors for the previous calendar quarter is $175 million or less; (b) the Libor Rate plus 1.25% per annum, if the average aggregate month-end balance of advances to Debtors for the previous calendar quarter is between $175 million and $200 million; and (c) the Libor Rate plus 1.15% per annum, if the average aggregate month-end balance of advances to Debtors for the previous calendar quarter is greater than $200 million.

In connection with the Amended and Restated Agreement, Rush Enterprises, Inc. (the “Guarantor”) also executed a Guarantor Consent to increase the Guarantor’s obligation under the Continuing Guaranty, dated as of September 20, 2005, in favor of the Secured Party, from a maximum principal amount of $450 million, plus unpaid interest and reasonable costs of collection, to a maximum principal amount of $600 million, plus unpaid interest and reasonable costs of collection.  The Guarantor Consent is included with the Amended and Restated Agreement, which is attached to this report as Exhibit 10.1.

The foregoing description of the Amended and Restated Agreement and the Guarantor Consent are not complete and are qualified in their entirety by the actual terms of such documents, copies of which are attached to this report as Exhibit 10.1 and incorporated herein by reference.

Item 9.01          Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.	Document Description

10.1

Amended and Restated Wholesale Security Agreement, dated August 15, 2007, by and among Rush Truck Centers of Alabama, Inc., Rush Truck Centers of Arizona, Inc., Rush Truck Centers of California, Inc., Rush Medium Duty Truck Centers of Colorado, Inc., Rush Truck Centers of Colorado, Inc., Rush Truck Centers of Florida, Inc., Rush Truck Centers of Georgia, Inc., Rush Truck Centers of New Mexico, Inc., Rush Truck Centers of Oklahoma, Inc., Rush Truck Centers of Tennessee, Inc., Rush Truck Centers of Texas, L.P., Rush GMC Truck Center of El Paso, Inc., Rush GMC Truck Center of Phoenix, Inc., Rush GMC Truck Center of San Diego, Inc., Rush GMC Truck Center of Tucson, Inc. and General Electric Capital Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RUSH ENTERPRISES, INC.

By:	/s/ Steven L. Keller
Steven L. Keller
Vice President and Chief Financial Officer

Dated: August 20, 2007

EXHIBIT INDEX

Exhibit No.	Document Description

10.1

Amended and Restated Wholesale Security Agreement, dated August 15, 2007, by and among Rush Truck Centers of Alabama, Inc., Rush Truck Centers of Arizona, Inc., Rush Truck Centers of California, Inc., Rush Medium Duty Truck Centers of Colorado, Inc., Rush Truck Centers of Colorado, Inc., Rush Truck Centers of Florida, Inc., Rush Truck Centers of Georgia, Inc., Rush Truck Centers of New Mexico, Inc., Rush Truck Centers of Oklahoma, Inc., Rush Truck Centers of Tennessee, Inc., Rush Truck Centers of Texas, L.P., Rush GMC Truck Center of El Paso, Inc., Rush GMC Truck Center of Phoenix, Inc., Rush GMC Truck Center of San Diego, Inc., Rush GMC Truck Center of Tucson, Inc. and General Electric Capital Corporation.